UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF FLORIDA

Fort Lauderdale Division

www.flsb.uscourts.gov

In re:

Chapter 11

SMF ENERGY CORPORATION	Case No. 12-19084-BKC-RBR
H&W PETROLEUM COMPANY, INC.	Case No. 12-19085-BKC-RBR
SMF SERVICES, INC.	Case No. 12-19086-BKC-RBR
STREICHER REALTY, INC.	Case No. 12-19087-BKC-RBR

(Jointly Administered under
Case No. 12-19084-BKC-RBR )
Debtors.
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ORDER GRANTING CERTAIN RELIEF REQUESTED IN THE MOTION FOR ENTRY OF ORDERS PURSUANT TO SECTION 105, 363 and 365 OF

THE BANKRUPTCY CODE AND FEDERAL RULES OF BANKRUPTCY PROCEDURE 2002, 6004 AND 6006: (a) approving THE sale of ASSETS TO SUN COAST RESOURCES, INC., PURSUANT to the terms of thAT CERTAIN ASSET PURCHASE AGREEMENT DATED APRIL 27, 2012, OR A HIGHER AND BETTER BIDDER; (B) authorizing the Debtors to consummate the sale of such ASSETS free and clear of all liens, claims, AND encumbrances, with all such liens, claims, AND encumbrances to attach to the proceeds THereof; (C) establishing bidding procedures for the sale of such ASSETS; (d) authorizing the Debtors to provide certain stalking horse bid protections; (e) scheduling a hearing to consider the approval of and approving the sale of the ASSETS; (F) Approving the form and manner of notice in connection therewith; (G) authorizing the ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES; AND (H) GRANTING RELATED RELIEF

THIS MATTER came before the Court on May 15, 2012 at 9:30 am upon the Motion For Entry Of Orders Pursuant To Section 105, 363 And 365 Of The Bankruptcy Code And Federal Rules Of Bankruptcy Procedure 2002, 6004 And 6006: (A) Approving The Sale Of Assets To Sun Coast Resources, Inc., Pursuant To The Terms Of That Certain Asset Purchase Agreement Dated April 27, 2012, ir A Higher And Better Bidder; (B) Authorizing The Debtors To Consummate The Sale Of Such Assets Free And Clear Of All Liens, Claims, And Encumbrances, With All Such Liens, Claims, And Encumbrances To Attach To The Proceeds Thereof; (C) Establishing Bidding Procedures For The Sale Of Such Assets; (D) Authorizing The Debtors To Provide Certain Stalking Horse Bid Protections; (E) Scheduling A Hearing To Consider The Approval Of And Approving The Sale Of The Assets; (F) Approving The Form And Manner Of Notice In Connection Therewith; (G) Authorizing The Assumption And Assignment Of Certain Executory Contracts And Unexpired Leases; And (H) Granting Related Relief (the “Sale Motion”)1[D.E.66] seeking an expedited hearing for the approval of the bidding procedures (as defined below) and certain stalking horse bid protections to Sun Coast Resources, Inc., as the Stalking Horse Bidder. The Court, having considered the Sale Motion, the Asset Purchase Agreement, dated April 27, 2012 (the “Agreement”), by and between the Debtors, as Seller, and Sun Coast Resources, Inc., as Buyer (the “Buyer or “Stalking Horse Bidder”); having found that good and sufficient cause exists in support of the relief granted herein and that such relief is in the best interest of the Debtors, their creditors and all other parties in interest; it is:

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1 Capitalized terms used but not defined herein have the meanings given to such terms in the Motion and all Exhibits thereto.

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ORDERED as follows:

1.                  The findings and conclusions set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014.

2.                  To the extent any findings of fact in this Order constitute conclusions of law, they are adopted as such. To the extent any of the conclusions of law in this Order constitute findings of fact, they are adopted as such.

3.                  The relief requested in the Motion is granted as set forth herein.

4.                  All objections to entry of this Bidding Procedures Order or to the relief provided herein and in the Sale Motion that have not been withdrawn, waived, resolved or settled, and all reservations of rights included therein, are hereby overruled in all respects on the merits.

Bidding Procedures and Stalking Horse Bid Protections

5.                  The Bidding Procedures annexed hereto as Exhibit “A” (the “Bidding Procedures”) and incorporated into this Bidding Procedures Order are fair and reasonable, and are hereby approved in connection with the sale of those certain assets (the “Assets”) associated with the business of the Debtors in (i) their various operating locations in the State of Texas and used in such operations as a going concern, and (ii) those certain vehicles not used directly in the operation of the Debtors’ business in the State of Texas (the “Vehicles Outside Texas”), all as more fully described in the Agreement attached as Exhibit A to the Motion. The Debtors are authorized and directed to act in accordance with the Bidding Procedures, which shall be binding upon all parties-in-interest in these cases.

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6.                  Any Qualified Bidder desiring to submit a Bid for the Assets (as defined in the Agreement) shall submit it in accordance with the Bidding Procedures so as to be received not later than 10:00 a.m., Eastern Time, on the third Business Day before the date set for the Sale Hearing (the “Bid Deadline”). The Auction, if necessary, shall be held at 10:00 a.m. Easter Time, on the second Business Day before the date set for the Sale Hearing (the “Auction”) at the offices of Genovese Joblove & Battista, P.A. at 200 East Broward Blvd., Suite 1110, Ft. Lauderdale, Florida 33301, in accordance with the Bidding Procedures.

7.                  In the event that the Stalking Horse Bidder is not the Successful Bidder, the Debtors shall be authorized to pay to the Stalking Horse Bidder in accordance with the terms and conditions set forth in the Agreement if both the Assets and the Vehicles Outside Texas are sold to any person other than the Stalking Horse Bidder, a Break-up Fee in the amount of $180,000.00, provided the Stalking Horse Bidder is not then in default of the Agreement. If only the Assets (and not the Vehicles Outside Texas) are sold to any person other than the Stalking Horse Bidder, then the Stalking Horse Bidder shall be paid a Break-up Fee in the amount of $80,000, provided the Stalking Horse Bidder is not then in default of the Agreement. Moreover, if only the Vehicles Outside Texas (and not the Assets) are sold to any person other than the Stalking Horse Bidder, then the Stalking Horse Bidder shall be paid a Break-up Fee in the amount of $100,000, provided the Stalking Horse Bidder is not then in default of the Agreement. If less than all of the Vehicles Outside Texas are sold to a bidder other than the Stalking Horse Bidder, then the Stalking Horse Bidder shall be paid an amount equal to two (2%) percent of the value allocated to those Vehicles Outside Texas, as shown on Exhibit 2.02(d)(i) to the Agreement, sold to a bidder other than Stalking Horse Bidder, provided the Stalking Horse Bidder is not then in default of the Agreement. In either case, the Stalking Horse Bidder shall also be entitled to an amount (not exceeding $70,000.00) (the “Expense Reimbursement”) required to reimburse Stalking Horse Bidder for its legal fees and other costs incurred in respect of the transactions contemplated by the Agreement without further order of the Bankruptcy Court, provided however, that the Bankruptcy Court shall resolve any disputes over the amount of such fees and costs.

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8.                  The Debtors payment of the Break Up Fee and Expense Reimbursement to the Stalking Horse Bidder, in accordance with the terms set forth in the Agreement is (i) of substantial benefit to the Debtors’ estate, (ii) reasonable and appropriate in light of the size and nature of the sale and the efforts that have been and will be expanded by the Stalking Horse Bidder notwithstanding that the proposed sale is subject to higher or better offers, and (iii) necessary to ensure that the Stalking Horse Bidder will continue to pursue its proposed acquisition of the Assets.

9.                  The Debtors have demonstrated a sound business justification for authorizing the payment of the Break Up Fee and Expense Reimbursement to the Stalking Horse Bidder under the circumstances, timing, and procedures set forth in the Sale Motion. The Break Up Fee and Expense Reimbursement were negotiated by the parties in good faith and at arms’ length and they are fair and reasonable.

Sale Hearing

10.              The Sale Hearing shall be held on May 30, 2012, at 9:30 a.m. (Eastern Time)(the “Sale Hearing”), or as soon thereafter as counsel and interested parties may be heard before the Honorable Judge Raymond B. Ray, at the United States Bankruptcy Court, 299 East Broward Blvd, Room 308, Ft. Lauderdale, Florida 33301. The Sale Hearing may be adjourned or rescheduled without notice other than by an announcement of such adjournment at the Sale Hearing.

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Objections

11.              Objections, if any, to the Sale, including objections with respect to the proposed assumption or rejection of the executory contracts and unexpired leases to be assumed and assigned to the Successful Bidder, must (a) be in writing; (b) set forth the nature of the objector’s claims against or interest in the Debtors’ estate, and the basis for the objection and the specific grounds therefore; (c) comply with the Bankruptcy Rules and the Local Bankruptcy Rules for the Southern District of Florida and all Orders of this Court; (d) be filed with the Court and served upon the Debtors, the Successful Bidder, the Committee, the United States Trustee for the Southern District of Florida, and the Notice Parties so as to be RECEIVED no later than 5:00 pm (Eastern Time) one (1) business day prior to the Sale Hearing (the “Objection Deadline”). Only timely filed and served responses, objections, or other pleadings will be considered by this Court at the Sale Hearing. The failure of any person or entity to timely file its objection shall be a bar to the assertion, at the Sale Hearing or thereafter, of any objection to the Sale Motion, the Sale or the consummation and performance of the Agreement.

Notice

12.              Good and sufficient notice of the relief sought in the Sale Motion has been given in accordance with Bankruptcy Rule 2002, and any requirements for other or further notice shall be waived and dispensed with pursuant to Bankruptcy Rules 2002, 6004, 6006 and 9007 and pursuant to this Court’s powers under section 105 of the Bankruptcy Code. At the hearing, the Committee appeared through prospective counsel who was heard by the Court. A reasonable opportunity to object or be heard regarding the relief requested in the Sale Motion (including, without limitation, with respect to the proposed Bidding Procedures, the Break Up Fee, the Expense Reimbursement and the other relief sought by the Sale Motion) has been afforded to all parties-in-interest.

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13.              The Debtors shall serve a copy of this Order upon entry on (a) the Office of the United States Trustee for the Southern District of Florida; (b) counsel to the Committee; (c) counsel to the Stalking Horse Bidder; (d) all parties known to be asserting a lien in the Debtors assets (including Wells Fargo); (e) all counterparties to executory contracts and unexpired leases potentially to be assumed and assigned; (f) various federal and state tax authorities, including the Internal Revenue Service; (g) all parties listed on the Court’s official mailing matrix, and (h) any party that has expressed an interest in writing to the Debtors in acquiring the Assets.

Assumption and Assignment of Executory Contracts and Unexpired Leases

14.              The proposed notice and procedures with respect to the Debtors’ assumption and assignment to the Successful Bidder of the Designated Agreements as described in the Sale Motion are appropriate and reasonably calculated to provide all interested parties with timely and proper notice and are hereby approved in all respects.

15.              On or before seven (7) business days prior to the Sale Hearing, the Debtors shall file with the Bankruptcy Court and shall serve on each non-debtor counterparty to an executory contract or unexpired lease with any of the Debtors (each a “Non-Debtor Counterparty”) that the Debtors may assume and assign to the Stalking Horse Bidder or another Successful Bidder (each such agreement, a "Designated Agreement"), by overnight delivery service, a notice of assumption and assignment of executory contracts and unexpired leases (the "Assignment Notice"). The Debtors shall attach to the Assignment Notice a list identifying the Non-Debtor Counterparties to each Designate Agreement and the cure costs, if any, that would be due pursuant to section 365(b)(1) of the Bankruptcy Code ("Cure Costs") to each Non-Debtor Counterparty, provided that such Assignment Notice shall in no way limit such Non-Debtor Counterparty’s entitlement to Cure Costs by filing an objection to such Cure Costs prior to the Sale Hearing.

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16.              The Assignment Notice shall also provide notice to each Non-Debtor Counterparty of the date and time of the Sale Hearing and indicate that, upon written request to the Debtors’ counsel by a Non- Debtor Counterparty to a Designated Agreement, the Debtors will provide to such party any Adequate Assurance Package provided by the Stalking Horse Bidder or Successful Bidder, as applicable.

17.              Objections, if any to the proposed assumption and assignment of the Designated Agreements, including the Cure Costs, the provision of adequate assurance of future performance or objections relating to whether applicable law excuses the Non-Debtor Counterparty from accepting performance by, or rendering performance to, the Successful Bidder for purposes of Section 365(c)(1) of the Bankruptcy Code, shall be in writing and filed with this Court and served on the Notice Parties so as to be received no later than 3:00 pm Eastern one (1) business day prior to the Sale Hearing. Where a Non-Debtor Counterparty to an Designated Agreement files an objection to the assumption by the Debtors and assignment to the Successful Bidder of such Designated Agreement (the “Disputed Designation”) and/or asserting a cure amount higher than the proposed Cure Costs listed on the Assignment Notice (the “Disputed Cure Costs”), the Debtors, the Successful Bidder and the Non-Debtor Counterparty shall meet and confer in good faith to attempt to resolve any such objection without Court intervention.

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18.              If any of the Debtors, the Non-Debtor Counterparty or the Successful Bidder determine that the objection cannot be resolved without judicial intervention, then the determination of the assumption and assignment of the Disputed Designation and/or the amount to be paid under Section 365 of the Bankruptcy Code with respect to the Disputed Cure Costs will be determined by the Bankruptcy Court at the Sale Hearing.

19.              Any Non-Debtor Counterparty to a Designated Agreement who fails to file a timely objection to the proposed Cure Costs or the proposed assumption and assignment of an Designated Agreement is deemed to have consented to such Cure Costs and the assumption and assignment of such Designated Agreement, and such party shall be forever barred from objecting to the Cure Costs or such assumption and assignment and from asserting any additional cure or other amounts against the Debtors, their estates or the Stalking Horse Bidder.

20.              If the Non-Debtor Counterparty to a Designated Agreement fails to timely assert an objection as described above, or upon the resolution of any timely objection by agreement of the parties or order of this Court approving an assumption and assignment, such Designated Agreement shall be deemed to be assumed by the Debtors and assigned to the Stalking Horse Bidder or other Successful Bidder and the proposed Cure Cost related to such Designated Agreement shall be established and approved in all respects, subject to the conditions set forth below.

21.              Subject to the satisfaction of conditions to address any cure or assignment disputes, the Debtors shall be deemed to have assumed and assigned to the Successful Bidder each of the Designated Agreements as of the date of and effective only upon the Closing Date, and absent such closing, each of the Designated Agreements shall neither be deemed assumed nor assigned and shall in all respects be subject to subsequent assumption or rejection by the Debtors under the Bankruptcy Code. Assumption and assignment of the Designated Agreements also is subject to the Successful Bidder’s rights set forth above. The Successful Bidder shall have no rights in and to a particular Designated Agreement until such time as the particular Designated Agreement has been assumed and assigned in accordance with the procedures set forth herein.

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Miscellaneous

22.              The Debtors are hereby authorized and empowered to take such steps, expend such sums of money and do such other things as may be necessary to implement and effect the terms and requirements established by this Bidding Procedures Order.

23.              This Bidding Procedures Order shall be binding upon, and inure to the benefit of the Debtors, the Stalking Horse Bidder, any Successful Bidder other than the Stalking Horse Bidder, and their respective successors and assigns, including any chapter 7 or 11 trustee or other fiduciary appointed for the Debtors’ estate whether in the above-captioned case, subsequent bankruptcy case or upon dismissal of any of the Debtor’s bankruptcy case.

24.              Notwithstanding Bankruptcy Rules 6004(h) and 6006(d), this Bidding Procedures Order shall be effective and enforceable immediately upon its entry.

25.              All time periods set forth in this Order shall be calculated in accordance with Bankruptcy Rule 9006(a).

26.              To the extent this Order is inconsistent with the Sale Motion, or with any prior order or pleading with respect to the Sale Motion in this case, the terms of this order shall govern.

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27.              This Court shall retain jurisdiction over any matters relating to or arising from the implementation of this Bidding Procedures Order, including, but not limited to the right to amend this Bidding Procedures Order.

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Submitted by:

Mariaelena Gayo-Guitian, Esq.

Genovese Joblove & Battista, P.A.

Attorneys to Debtors-in-Possession

200 East Broward Blvd., Suite 1110

Ft. Lauderdale, Florida 33301

Telephone: (954) 453-8035

mguitian@gjb-law.com

Copy to: Mariaelena Gayo-Guitian, Esq.

(Attorney Guitian is directed to serve a conformed copy of this Order on all parties in interest)

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EXHIBIT “A”

BIDDING PROCEDURES AND STALKING HORSE BID PROTECTIONS

Qualification. The Debtors shall (a) coordinate the efforts of potential bidders (“Potential Bidders”) in conducting their respective due diligence investigations regarding the Assets and/or the Vehicles Outside Texas; (b) determine whether any person or entity is a Qualified Bidder (as defined below); (c) receive and evaluate bids from Qualified Bidders; and (d) administer the Auction (as defined below). Any person or entity who wishes to participate in the bidding process and the Auction must meet the Bid Requirements defined below.

Bid Deadline. A Potential Bidder or combination of Potential Bidders that desire to make a bid (a “Bid”) on the Assets and/or the Vehicles Outside Texas shall deliver written and/or electronic copies of its Bid and the Bid Requirements set forth below to the Notice Parties so that it is received not later than 10:00 a.m., Eastern Time, on the third Business Day before the date set for the Sale Hearing (the “Bid Deadline”).

Bid For the Assets and the Vehicles Outside Texas. A Potential Bidder or combination of Potential Bidders that desires to make a bid for both the Assets and the Vehicles Outside Texas shall deliver a written and/or electronic copies of its Bid and the Bid Requirements set forth below to the Notice Parties so that it is received by the Bid Deadline in an amount equal to the Fixed Portion of the Purchase Price for the Assets and the Vehicles Outside Texas (ie.$9,000,000) plus $450,000.00 (a "Topping Bid") together with a cash deposit of ten percent (10%) of the Topping Bid (which shall be an amount not less than $945,000.00;

Bid For Assets Excluding the Vehicles Outside Texas. A Potential Bidder or combination of Potential Bidders that desires to make a bid for the Assets only (excluding the Vehicles Outside Texas) shall deliver a written and/or electronic copies of its Bid and the Bid Requirements set forth below to the Notice Parties so that it is received by the Bid Deadline in an amount equal to the Auction Price Allocation for the Business (ie.$4,000,000) plus $200,000.00 (a "Business Topping Bid") together with a cash deposit of ten percent (10%) of the Business Topping Bid (which shall be an amount not less than $420,000.00);

Bid For the Vehicles Outside Texas A Potential Bidder or combination of Potential Bidders that desires to make a bid only for the Vehicles Outside Texas or portion thereof, shall deliver a written and/or electronic copies of its Bid and the Bid Requirements set forth below to the Notice Parties so that it is received by the Bid Deadline an amount (in each case a "Vehicles Outside Texas Topping Bid") equal to (I) with respect to all of the Vehicles Outside Texas, the Price Allocation for Vehicles Outside Texas (ie. $5,000,000) plus $250,000.00 together with a cash deposit of ten percent (10%) of such Bid (which shall be an amount not less than $525,000.00), or (II) with respect to less than all of the Vehicles Outside Texas, the amount attributable to the particular Vehicle(s) Outside Texas set forth on the Stalking Horse Bidder's price allocation schedule attached to the Agreement plus an amount equal to five (5%) percent thereof together with a cash deposit of ten (10%) percent of such Vehicle Outside Texas Topping Bid. Further, with respect to an Auction of Vehicles Outside Texas, a qualified bidder may not increase or decrease the number or change the identity of the specific vehicles for which it has submitted a qualified bid for the Auction and may bid only on those specific vehicles that were included in the bidder's original qualified bid and not any other vehicles; provided, however, Purchaser may bid against any qualified bid.

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Notice Parties shall mean: (i) Genovese Joblove & Battista, P.A., counsel to the Debtors, 100 S.E. Second Street, 44th Floor, Miami, FL 33131, Attn: Paul J. Battista, Esq., pbattista@gjb-law.com, (ii) Winstead PC, counsel to the Stalking Horse Bidder; 600 Travis Street, Suite 1100, Houston, Texas 77002, Attn. Joseph G. Epstein, Esq. jepstein@winstead.com, (iii)Soneet R. Kapila, Chief Restructuring Office, c/o Kapila & Company, 1000 South Federal Highway, Suite 200, Ft. Lauderdale, FL 33316, skapila@kapilaco.com, (iv) Parker Hudson Rainer & Dobbs, LLP, 1500 Marquis Two Tower, 285 Peachtree Center Ave NE, Atlanta, GA 30303, counsel for Wells Fargo Bank Attn: James S. Rankin, Jr., jrankin@phrd.com, and (v) counsel to any Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases (collectively, the “Notice Parties”).

Bid Requirements. Upon submitting any Topping Bid, Business Topping Bid or Vehicles Outside Texas Topping Bid, Potential Bidders or a combination of Potential Bidders must deliver to the Debtors a written offer, which must provide, at a minimum, the items noted below to be deemed a “Qualified Bid”:

i.	An executed asset purchase agreement (a “Marked Agreement”) in substantially the same form as the Agreement, pursuant to which the Potential Bidder offers to purchase the Assets and/or the Vehicles Outside Texas, as may be the case, from the Debtors. Such Marked Agreement shall not contain any conditions to closing based upon the ability of the Potential Bidder to obtain financing, the outcome of unperformed due diligence by the Potential Bidder, or any other conditions other than those set forth in the Agreement. The Potential Bidder shall also provide a marked copy of the Marked Agreement showing any changes to the Agreement, including changes to reflect the name of the Potential Bidder and the amount of such Potential Bidder’s Bid. Any bid that does not comply with this subsection shall not be considered a qualified Bid for purposes of any Auction;

ii.	A deposit of cash or cash equivalents in the amount set forth above with any Topping Bid, Business Topping Bid or Vehicles Outside Texas Topping Bid (the “Deposit”). The Deposit shall be tendered by cashier’s check and/or wire transfer into a segregated into a non-interest bearing bank account established by Debtors’ counsel. The Debtors’ counsel shall refund deposits in the event a prospective bidder or combination of bidders is determined by the Debtors to lack financial qualifications to consummate its Bid or is not confirmed by the Bankruptcy Court as the Winning Bidder (as defined below).

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iii.	The Bid is received by the Debtors by the Bid Deadline, together with the Potential Bidder’s Deposit;

iv.	Any Bid submitted shall have no conditions to closing other than entry of the Sale Approval Order by the Bankruptcy Court. All consideration paid to acquire the Assets and/or the Vehicles Outside Texas, as may be the case, shall be for cash, with no financing contingencies. All prospective bidders must include as part of any Bid appropriate evidence that demonstrates to the reasonable satisfaction of the Debtors that such bidder has the financial ability to consummate the transactions contemplated by such Bid by the Closing Date. No prospective bidder or combination of bidders shall be entitled to bid at the Auction unless the Debtors determine in their reasonable discretion that a prospective bidder or combination of bidders is financially qualified; provided that if the Potential Bidder proposes to finance the acquisition, then evidence of an unconditional lending commitment from a recognized banking institution in the amount of the cash portion of the purchase price of such bid or the ability to post an unconditional, irrevocable letter of credit from a recognized banking institution in the amount of the cash portion of the purchase price of such Bid; and (b) a copy of a board resolution or similar document demonstrating the authority of the Potential Bidder to make a binding and irrevocable Bid on the terms proposed.

v.	The Bid does not entitle the Potential Bidder to any break-up fee, termination fee or similar type of payment or reimbursement;

A Bid received from a Potential Bidder will be considered a “Qualified Bid” only if it meets the above requirements. Each Potential Bidder that submits a Qualified Bid will be considered a “Qualified Bidder.” For purposes hereof and notwithstanding anything to the contrary provided herein, the Stalking Horse Bidder is a “Qualified Bidder” and the Agreement executed by the Stalking Horse Bidder and the Bid contained therein is a Qualified Bid.

If one or more persons submits a Bid and is determined by the Seller to have the necessary financial qualifications to consummate a transaction, then the Seller shall conduct an auction in connection therewith. Not less than 24 hours prior to the Auction, the Debtors shall provide written notice to the Stalking Horse Bidder and any person that becomes a qualified bidder of the identity of all persons that have become qualified bidders, listing the name of all such persons or combination of persons and the Bid amount and allocation thereof.

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Auction. In the event that the Debtors receive one or more Qualified Bids (other than the Bid of the Stalking Horse Bidder), then the Debtors will hold an auction (the “Auction”) at 10:00 a.m. Eastern Daylight Time, on the second Business Day before the date set for the Sale Hearing, at the offices of Genovese, Joblove & Battista, P.A. at 200 East Broward Blvd., Suite 1110, Ft. Lauderdale, Florida 33301, for consideration of the Qualified Bids, each as may be increased at such Auction. Bidding will start at the highest Qualified Bid or combination of Qualified Bids (as determined and announced by the Debtors at the commencement of the Auction) and will continue with minimum Bid increments of $10,000 (such amount, the “Minimum Subsequent Overbid”) until such time as no other bids are received at the Auction and the Seller declares a "Winning Bidder" or "Winning Bidders", subject to the approval by the Bankruptcy Court at the Sale Hearing;

The Auction may be adjourned as the Debtors deem appropriate. Reasonable notice of such adjournment and the time and place for resumption of the Auction shall be given to all entities that submitted a Qualified Bid. The Auction shall be conducted in accordance with the following procedures:

i.	Only the Debtors, Wells Fargo, representatives from an Official Committee of Unsecured Creditors, the Stalking Horse Bidder and any other Qualified Bidder, in each case, along with their representatives and attorneys, shall attend the Auction in person, and only the Stalking Horse Bidder and such other Qualified Bidders will be entitled to make any Bids at the Auction. The Debtors shall provide the means for telephonic attendance at the Auction. The Auction may be transcribed, or otherwise recorded, by a court reporting service.

ii.	Each Qualified Bidder shall be required to confirm that it has not engaged in any collusion with respect to the bidding or the sale by the Debtors of the Assets;

iii.	At the Auction, the Debtors may employ and announce additional procedural rules that are reasonable under the circumstances (e.g., the amount of time allotted to make Subsequent Bids) for conducting the Auction, provided that such rules are (i) not inconsistent with these Bidding Procedures, the Bankruptcy Code, or any order of the Bankruptcy Court or any other applicable court entered in connection herewith and (ii) disclosed to each Qualified Bidder at the Auction.

v.	Bidding at the Auction shall commence at the amount and in accordance with the terms and groupings specified by the Debtors at the commencement of the Bidding Process. Qualified Bidders may submit successive bids for the purchase of the Assets and/or the Vehicles Outside Texas in accordance with these Bid Procedures. Bidding shall continue until there is only one bid(s) for the Assets and/or the Vehicles Outside Texas that the Debtors have determined to be the highest or best offer for the Assets and the Vehicles Outside Texas (the “Final Successful Bid(s)”).

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The Final Successful Bid(s). At the conclusion of the Bidding Process, the Debtors shall announce the Final Successful Bid(s) for the Assets and the Vehicles Outside Texas, and shall announce a first back-up bid (“First Back-Up Bid”) and second back up bid (a “Second Back-Up Bid,” and together with the First Back-Up Bid, the “Back-Up Bids”), for the Qualified Bidders that the Debtors have determined to be the second and third highest or best offer(s) for the Assets and/or the Vehicles Outside Texas.

The Sale Hearing. A hearing on the sale of the Assets (the “Sale Hearing”) shall be held on May 30, 2012 at 9:30 am at the United States Bankruptcy Court, 299 E. Broward Boulevard, Room 308, Fort Lauderdale, Florida at which time the Debtors will present the Final Successful Bid(s), for approval by the Court of such Bid(s), pursuant to the provisions of Sections 363(b) and 363(f) of the Bankruptcy Code (the “Sale Approval Order”).

“As Is, Where Is”. The sale transaction shall be on an “As Is, Where Is” basis and without representations or warranties of any kind, nature or description by the Debtors, its agents, except to the extent expressly set forth in Article III of the Agreement or the Marked Agreement corresponding to the Final Successful Bid(s), as the case may be. Except as otherwise provided in the Final Successful Bid, all of the Debtors’ right, title and interest in and to the Assets and the Vehicles Outside Texas shall be sold free and clear of all liens, claims (as such term is defined by section 101(5) of the Bankruptcy Code), encumbrances, rights, remedies, restrictions, interests, liabilities, leasehold interests and contractual commitments of any kind or nature whatsoever, whether arising before or after the Petition Date, whether at law or in equity, including all rights or claims based on any successor or transferee liability, all environmental claims, all change in control provisions, all rights to object or consent to the effectiveness of the transfer of the Assets and the Vehicles Outside Texas to the Successful Bidder(s), and the proposed order approving the sale transaction (as so defined therein, “Claims”) as set forth in the Agreement and the Sale Approval Order, with such Claims to attach to the net proceeds of the sale with the same validity and priority as such Claims applied against the Assets.

Bankruptcy Court Jurisdiction. Any and all disputes related or pertaining to or resulting or arising from the Bid Procedures, the Auction, the sale transaction and/or the conduct of the Debtors shall be adjudicated solely by the Bankruptcy Court as set forth in the Agreement. The submission of a Bid shall constitute an express consent by the Bidder to the exclusive jurisdiction of the Bankruptcy Court for all such matters in accordance therewith.

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Break Up Fee and Expense Reimbursement. The Debtors acknowledge and agree that the Stalking Horse Bidder's negotiation and execution of the Agreement has resulted in a substantial investment of management time and have required significant commitment of financial and other resources by the Stalking Horse Bidder, and that the negotiation and execution of the Agreement has provided value to the Debtors. Therefore, if both the Assets and the Vehicles Outside Texas are sold to any person other than the Stalking Horse Bidder, Stalking Horse Bidder shall be paid a Break-up Fee in the amount of $180,000.00, provided the Stalking Horse Bidder is not then in default of the Agreement. Moreover, if only the Assets (and not the Vehicles Outside Texas) are sold to any person other than the Stalking Horse Bidder, the Stalking Horse Bidder shall be paid a Break-up Fee in the amount of $80,000, provided the Stalking Horse Bidder is not then in default of the Agreement. Moreover, if only the Vehicles Outside Texas (and not the Assets) are sold to any person other than the Stalking Horse Bidder, Stalking Horse Bidder shall be paid a Break-up Fee in the amount of $100,000, provided the Stalking Horse Bidder is not then in default of the Agreement. If less than all of the Vehicles Outside Texas are sold to a bidder other than Stalking Horse Bidder, Stalking Horse Bidder shall be paid an amount equal to two (2%) percent of the value allocated to those Vehicles Outside Texas, as shown on Exhibit 2.02(d)(i), sold to a bidder other than Stalking Horse Bidder, provided the Stalking Horse Bidder is not then in default of the Agreement. In either case, the Stalking Horse Bidder shall also be entitled to an amount (not exceeding $70,000.00) (the “Expense Reimbursement”) required to reimburse Stalking Horse Bidder for its legal fees and other costs incurred in respect of the transactions contemplated by the Agreement without further order of the Bankruptcy Court, provided however, that the Bankruptcy Court shall resolve any disputes over the amount of such fees and costs.

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